UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2022

TIMBER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37411	59-3843182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Allen Road, Suite 401

Basking Ridge, NJ 07920

(Address of principal executive offices)

Registrant’s telephone number, including area code: (908) 636-7160

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	TMBR	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 20, 2022, Timber Pharmaceuticals LLC (the “Subsidiary”), a wholly-owned subsidiary of Timber Pharmaceuticals, Inc. (the “Company”), entered into an amendment (the “Amendment”) to that certain Asset Acquisition Agreement, dated February 28, 2019, by and among the Subsidiary, Patagonia Pharmaceuticals LLC (“Patagonia”), Jonathan Rome and Zachary Rome (the “Original Agreement”). Under the Original Agreement, the Subsidiary acquired the intellectual property rights (the “Purchased Assets”) to a topical formulation of isotretinoin for the treatment of congenital ichthyosis and identified as TMB-001, formerly PAT-001 (the “Product”), from Patagonia. Pursuant to the Original Agreement, the Subsidiary is obligated to pay Patagonia certain milestone and earn-out payments. The first milestone payment is a one-time $4 million payment (the “Milestone Payment”) earned upon the initiation of a Phase 3 pivotal trial, as agreed with the FDA and defined as enrollment of the first patient in such trial for the Product. As previously disclosed, the first patients in the Company’s pivotal Phase 3 ASCEND clinical trial were enrolled in the second quarter of 2022, such that the Milestone Payment was earned and became payable in the third quarter of 2022.

In the Amendment, the Subsidiary and Patagonia agreed to amend and extend the time for payment of the Milestone Payment. The first Milestone Payment is now payable in two tranches, with $2.25 million due by September 1, 2022 and $2.065 million due by September 1, 2023. In addition to the remedies for breach in the Original Agreement, including reversion under certain circumstances, the Subsidiary granted Patagonia a security interest in the Product and certain other assets specifically to secure payment of the deferred portion of the Milestone Payment.

Mr. Zachary Rome, President of Patagonia, previously served on the Company’s board of directors and as the Company’s Executive Vice-President and Chief Operating Officer. He currently serves as a consultant to the Company.

The foregoing summary and description of the provisions of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On July 22, 2022, the Subsidiary provided written notice to AFT Pharmaceuticals Limited (“AFT”) of its decision to terminate the License Agreement, dated as of July 5, 2019, by and between the Subsidiary and AFT (the “License Agreement”) because the Company believes there is no longer a commercially reasonable path to approval and commercialization for TMB-002 in the United States for facial angiofibromas associated with tuberous sclerosis complex. Additionally, following the receipt and analysis of topline data for the Phase II Clinical Trial (as defined in the License Agreement) it was determined that the study failed to meet its primary efficacy endpoint. Under the License Agreement, the Subsidiary licensed certain intellectual property rights to TMB-002, a topical formulation of rapamycin for the treatment of facial angiofibromas, from AFT. Pursuant to the License Agreement, the Subsidiary was obligated to pay AFT certain milestone and royalty payments.

Under the License Agreement, the Subsidiary was required to provide 120 days’ prior written notice of termination to AFT which was waived by AFT on July 25, 2022 (the “Termination Date”). On the Termination Date, the rights and licenses to TMB-002 reverted to AFT, among other things, as set forth in the License Agreement.

Item 2.02. Results of Operations and Financial Condition.

The Company is disclosing selected preliminary operating results for the quarter ended June 30, 2022 and certain preliminary financial condition information as of June 30, 2022, as set forth below:

●	Net loss for the three and six months ended June 30, 2022 is expected to be approximately $9.4 million and $12.5 million, respectively, compared to $3.0 million and $4.8 million for the three and six months entered June 30, 2021, respectively.

●	The Company’s net cash used in operating activities for the six months ended June 30, 2022 was approximately $8.5 million compared to $4.2 million for the six months ended June 30, 2021.

●	The Company ended the second quarter with approximately $8.3 million in cash and common shares outstanding of 63,753,834 at June 30, 2022.

The above information is preliminary financial information for the second quarter of 2022 and subject to completion. The unaudited, estimated results for the second quarter of 2022 are preliminary and were prepared by the Company’s management, based upon its estimates, a number of assumptions and currently available information, and are subject to revision based upon, among other things, quarter-end closing procedures and/or adjustments, the completion of the Company’s interim consolidated financial statements and other operational procedures. This preliminary financial information is the responsibility of management and has been prepared in good faith on a consistent basis with prior periods. However, the Company has not completed its financial closing procedures for the quarter ended June 30, 2022, and its actual results could be materially different from this preliminary financial information, which preliminary information should not be regarded as a representation by the Company or its management as to its actual results for quarter ended June 30, 2022. In addition, KPMG LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to this preliminary financial information and does not express an opinion or any other form of assurance with respect to this preliminary financial information. During the course of the preparation of the Company’s financial statements and related notes as of and for the quarter ended June 30, 2022, the Company may identify items that would require it to make material adjustments to this preliminary financial information. As a result, prospective investors should exercise caution in relying on this information and should not draw any inferences from this information. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles and reviewed by the Company’s auditors.

The Company currently expects to file its Quarterly Report on Form 10-Q including its financial statements for the quarter ended June 30, 2022 on or about August 10, 2022.

The information furnished under this Item 2.02 shall not be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference into any future filing under the Securities Act of 1933, as amended or under the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 8.01.  Other Events.

On June 30, 2022, the Company received a notice of allowance from the United States Patent and Trademark Office for a patent application covering TMB-001 (Application Number: 16/875,710) covering claims to the uses and methods of treating congenital ichthyosis and administering isotretinoin.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Exhibit
10.1	Amendment No. 1 to the Asset Acquisition Agreement, dated July 20, 2022, by and among Timber Pharmaceuticals LLC, Patagonia, Jonathan Rome and Zachary Rome.*
104	Cover Page Interactive Date File (embedded within the Inline XRBL document)
*

All schedules and exhibits to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Timber Pharmaceuticals, Inc.

Date: July 26, 2022	By:	/s/ John Koconis
	Name:	John Koconis
	Title:	Chief Executive Officer and Chairman of the Board of Directors